UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 24, 2025

OXBRIDGE RE HOLDINGS LIMITED

(Exact Name of Registrant as Specified in Charter)

Cayman Islands	001-36346	98-1150254
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Suite 201, 42 Edward Street, George Town P.O. Box 469 Grand Cayman, Cayman Islands	KY1-9006
(Address of Principal Executive Office)	(Zip Code)

Registrant’s telephone number, including area code: (345) 749-7570

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading symbol	Name of each exchange on which registered
Ordinary Shares (par value $0.001)	OXBR	The Nasdaq Stock Market LLC
Warrants to Purchase Ordinary Shares	OXBRW	The Nasdaq Stock Market LLC (The Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On February 24, 2025, Oxbridge Re Holdings Limited (the “Company”) and an institutional investor (the “Investor”) entered into a securities purchase agreement (the “Securities Purchase Agreement”) relating to the issuance and sale of ordinary shares of the Company pursuant to a registered direct offering and a private placement of warrants to purchase ordinary shares (collectively, the “Offering”).

The Investor purchased approximately $3.0 million in the Offering, consisting of an aggregate of 705,884 ordinary shares, Series A Warrants to purchase up to an aggregate of 529,413 ordinary shares (the “Series A Warrants”) and Series B Warrants to purchase up to an aggregate of 882,355 ordinary shares (the “Series B Warrants” and together with the Series A Warrants, the “Warrants”). The combined effective Offering price for each ordinary share and the accompanying Warrants was $4.25. The Series A Warrants are immediately exercisable, expire two years from the initial exercise date and have an exercise price of $4.25 per share. The Series B Warrants will be exercisable on the earlier of the date of shareholder approval or six months from the date of issuance, expire five years from the initial exercise date and have an exercise price equal to the lower of (i) $5.00 and (ii) from and after the date the Company receives shareholder approval, $4.25 per share.

The Securities Purchase Agreement provides that, subject to certain exceptions, until 60 days after the closing of the Offering, neither the Company nor any of its subsidiaries will issue, enter into any agreement to issue or announce the issuance or proposed issuance of any ordinary shares or ordinary share equivalents. The Securities Purchase Agreement also provides that, subject to certain exceptions, for 60 days after the closing of the Offering, the Company will be prohibited from effecting or entering into an agreement to effect any issuance by the Company or any of its subsidiaries of ordinary shares or ordinary share equivalents (or a combination of units thereof) involving a Variable Rate Transaction (as defined in the Securities Purchase Agreement).

The net proceeds to the Company from the Offering, after deducting the fees of Maximum Group LLC (the “Placement Agent”) and the Company’s estimated offering expenses, are expected to be approximately $2.7 million.

The ordinary shares are being offered and sold pursuant to the Company’s Registration Statement on Form S-3 (Registration No. 333-262590) previously filed with the Securities and Exchange Commission (the “SEC”) and declared effective, the base prospectus included therein and the related prospectus supplement. The Warrants were issued in a private placement and were exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on Section 4(a)(2) thereof as a transaction not involving a public offering and/or Rule 506 of Regulation D promulgated thereunder. The Company has agreed to file a registration statement providing for the resale by the Investors of the ordinary shares issuable upon exercise of the Warrants within 60 days of the date of the Securities Purchase Agreement.

The Company has agreed to hold an annual or special meeting on or before June 30, 2025, to have shareholders approve the issuance of the ordinary shares underlying the Series B Warrants at the combined effective offering price of $4.25 pursuant to applicable Nasdaq rules.

The Company will pay the Placement Agent a cash fee of 6.0% of the gross proceeds from the Offering and reimburse the Placement Agent for its expenses, including the reimbursement of legal fees up to an aggregate of $45,000.

The foregoing summaries of the terms of the Securities Purchase Agreement, the Warrants, and the Placement Agency Agreement are subject to, and qualified in their entirety by, the forms of such documents attached hereto as exhibits and incorporated herein by reference. Each of the Securities Purchase Agreement and the Warrants contains representations and warranties that the respective parties made to, and solely for the benefit of, the other parties thereto in the context of all of the terms and conditions of those agreements and in the context of the specific relationship between the parties. The provisions of the Securities Purchase Agreement, including the representations and warranties contained therein, are not for the benefit of any party other than the parties to such agreement or as stated therein and are not intended as a document for investors and the public to obtain factual information about the current state of affairs of the parties to the documents and agreements. Rather, investors and the public should look to other disclosures contained in the Company’s filings with the SEC.

Maples and Calder (Cayman) LLP, Cayman Islands counsel to the Company, has issued a legal opinion relating to the ordinary shares. A copy of such legal opinion, including the consent included therein, is attached as Exhibit 5.1 hereto.

Item 3.02 Unregistered Sales of Equity Securities.

The information required by this item with respect to the Warrants issued in the Offering is set forth in Item 1.01 of this Current Report and is incorporated herein by reference.

Item 9.01(d) Financial Statements and Exhibits.

4.1	Form of Series A Warrant
4.2	Form of Series B Warrant
5.1	Opinion of Maples and Calder (Cayman) LLP
10.1	Form of Securities Purchase Agreement, dated February 24, 2025, between the Company and the Purchasers.
10.2	Form of Placement Agency Agreement dated February 24, 2025
23.1	Consent of Maples and Calder (Cayman) LLP (included in Exhibit 5.1)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OXBRIDGE RE HOLDINGS LIMITED

/s/ Wrendon Timothy
Date: February 26, 2025	Wrendon Timothy
Chief Financial Officer and Secretary
(Principal Accounting Officer and Principal Financial Officer)

A signed original of this Form 8-K has been provided to Oxbridge Re Holdings Limited and will be retained by Oxbridge Re Holdings Limited and furnished to the Securities and Exchange Commission or its staff upon request.